UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2015

GT Advanced Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34133	03-0606749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

243 Daniel Webster Highway Merrimack, New Hampshire 03054
(Address of principal executive offices)

(603) 883-5200
(Registrant's telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed in a Current Report on Form 8-K filed by GT Advanced Technologies Inc. (the "Company"), on October 6, 2014, the Company and certain of its subsidiaries (collectively, the "Debtors") filed voluntary petitions in the United States Bankruptcy Court for the District of New Hampshire (the "Bankruptcy Court") for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Debtors' Chapter 11 cases (the "Chapter 11 Cases") are being jointly administered under the caption In re GT Advanced Technologies Inc., et al, Case No. 14-11916-HJB.

On November 13, 2015 the Company issued a press release announcing that, subject to the Bankruptcy Court's approval of a related settlement agreement (filed as Exhibit 10.1 to the Company's Form 8-K dated November 9, 2015), the Company will be conducting an auction of certain of its ASF sapphire growth furnaces located in Mesa, Arizona, as well as units located in Hong Kong. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 13, 2015.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT Advanced Technologies Inc.
Date: November 13, 2015	By:	/s/ HOIL KIM Hoil Kim Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 13, 2015.